UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2012

R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	001-08769	31-4362899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (614) 864-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Greg Tunney, the Chief Executive Officer and President of R.G. Barry Corporation (the “Company”), is a party to an Executive Employment Agreement with the Company dated May 1, 2009 (the “Employment Agreement”). A copy of the Employment Agreement was filed as an exhibit to the Company’s Form 8-K dated and filed May 11, 2009.

The initial term of the Employment Agreement expires on May 1, 2012 (the “Original Term”). Until amended as described below, Section 2 of the Employment Agreement provided that following the Original Term, the term of the Employment Agreement would automatically renew for additional one-year periods unless either party notified the other party of its intent not to renew at least 90 days prior to the end of the then current term.

The Company and Mr. Tunney are currently discussing an amendment to the Employment Agreement that, among other changes, will provide for a new five-year term (the “Amendment”). In order to give the Company and Mr. Tunney additional time to complete these discussions, the Company and Mr. Tunney have agreed to amend Section 2 of the Employment Agreement to require that notice of non-renewal be given not less than 45 days prior to the end of the current term. As a result of this Amendment, if either the Company or Mr. Tunney elects not to have the Employment Agreement automatically renew for an additional period of one year following the Original Term, written notice of non-renewal must be given to the other party on or before March 17, 2012. Prior to the Amendment, the last date on which notice of non-renewal could be given was February 1, 2012 (i.e., 90 days prior to the end of the Original Term).

The Company has entered into a non-binding letter of intent with Mr. Tunney dated January 30, 2012 (the “Letter of Intent”) setting forth the key terms of the Amendment. The Letter of Intent provides that the Amendment will include an award of Restricted Stock Units (RSUs) that will give Mr. Tunney the opportunity to earn up to 200,000 common shares of the Company over a five-year vesting period so long as he remains an employee of the Company and the Company achieves pre-established annual, financial performance targets. The Compensation Committee of the Board of Directors of the Company and Mr. Tunney have not yet decided on these financial performance targets. The Company expects to enter into the Amendment with Mr. Tunney prior to March 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

Date: February 2, 2012	By:	/s/ Gary L. Sandefur
Gary L. Sandefur
Corporate Controller

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